Exhibit 10.52
AMENDMENT NO. 1
TO
2009 RESTATEMENT OF ENERGIZER HOLDINGS, INC.
EXECUTIVE SAVINGS INVESTMENT PLAN
     WHEREAS, Energizer Holdings, Inc. (“Company”) adopted the Energizer Holdings, Inc. Executive Savings Investment Plan (“Grandfathered Plan”) effective as of April 1, 2000; and
     WHEREAS, in connection with complying with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), and effective as of January 1, 2009, the Company amended and restated the Plan to provide for, inter alia, administration of the portion of each Participant’s Account earned or vested on or after January 1, 2005 (“Non-Grandfathered Account”) in accordance with the 2009 Restatement of the Energizer Holdings, Inc. Executive Savings Investment Plan (“Plan”); and
     WHEREAS, the Energizer Plans Administrative Committee (“EPAC”) has been delegated authority to amend the Plan document; and
     WHEREAS, EPAC desires to amend the Plan to provide, among other things, to suspend Company Matching Contributions to the accounts of certain participants during the 2009 Plan Year;
     NOW, THEREFORE, the Plan is hereby amended effective as of January 1, 2009 as follows:
     Section 3.5 of the Plan is amended to add the following paragraph to the end of said Section:
“Notwithstanding any other provision of this Plan, during the 2009 Plan year, the Company shall make no Company Matching Contributions pursuant to this Section 3.5 to the account of any Participant whose entitlement to Company Matching Contributions was rescinded by the February 6, 2009 unanimous consent of the Nominating and Executive Compensation Committee of the Board.”
     IN WITNESS WHEREOF, EPAC has caused this Amendment No. 1 to the Plan to be executed on behalf of the Company by a duly authorized member of EPAC this 17th day of April, 2009.

ENERGIZER HOLDINGS, INC.
/s/ Peter J. Conrad
Peter J. Conrad
Vice President Human Resources